EXHIBIT 10.8

NANO VIBRONIX, INC.

FIRST AMENDMENT TO

SUBSCRIPTION AGREEMENT

SERIES B CONVERTIBLE PREFERRED STOCK

AND WARRANTS

FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS (this “Amendment”) dated as of November 14, 2011 between Nano Vibronix, Inc., a Delaware corporation (the “Company”), and the persons who execute this agreement as investors (collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company entered into a Subscription Agreement Series B Convertible Preferred Stock and Warrants, dated as of March 20, 2009 with the persons who executed such agreement as investors (the “Subscription Agreement”);

WHEREAS, pursuant to Section 5.8 of the Subscription Agreement, any provision of the Subscription Agreement may be amended with the written consent of the Company and the holders of a majority of the aggregate then-outstanding shares of Series B Convertible Preferred Stock of the Company;

WHEREAS, the Company and the holders of a majority of the aggregate outstanding shares of Series B Convertible Preferred Stock desire to amend Section 4.2(a) of the Subscription Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Section 4.2(a) of the Subscription Agreement is hereby deleted and replaced by the following:

(a) In the event that an Issuance Conversion Event shall occur during the Conversion Period, the Securities purchased under this Agreement (including Warrants which shall have been exercised as of such date and any Underlying Shares purchased pursuant to such Warrants) shall automatically be cancelled and shall represent solely the right to receive:

(i)  such number of Issuance Conversion Event securities which would have been issued to such Investor pursuant to the terms of such Issuance in consideration for the sum of: (1) the purchase price paid by the Investor hereunder, (2) any purchase price previously paid in connection with any prior exercise of the Warrants, plus (3) simple interest at 8% per annum from the date of payment of such amounts provided that   the purchase price for such Issuance Conversion Event securities shall be deemed reduced by thirty (30%) percent provided further that   in the case of an Issuance Conversion Event in which notes convertible into shares in the Company are issued, (A) the conversion price set forth in such notes shall be reduced by thirty (30%) percent, and (B) the purchase price for such notes shall not be deemed reduced by thirty (30%) percent; and

(ii) warrants in the form attached hereto as Exhibit A, to purchase such number of securities as shall equal thirty (30%) percent of the number of Issuance Conversion Event securities issued to the Investor pursuant to Section 4.2(a)(i) hereof, at an exercise price equal to seventy (70%) percent of the purchase price to investors in the Issuance Conversion Event provided that   in the case of an Issuance Conversion Event in which notes convertible into shares are issued, (A) the warrants shall grant the right to purchase such number of shares as shall equal thirty (30%) percent of the number of shares issuable upon conversion of the note issued to the Investor pursuant to Section 4.2(a)(i) hereof and (B) the exercise price under such warrants shall be equal to the conversion price in the note issued to the Investor pursuant to Section 4.2(a)(i) hereof.

The liquidation preference (if any) of any preferred shares issued in such Issuance Conversion Event or upon conversion or exercise of such warrants or convertible notes shall reflect such reduced purchase price.

2. The parties acknowledge that the full execution by the investors listed on the signature page hereof shall constitute the consent of a majority of the aggregate outstanding shares of Series B Participating Convertible Preferred Stock of the Company.

3. The Subscription Agreement otherwise remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 14 day of November, 2011.

Nano Vibronix, Inc.

By:	Harold Jacob

Investors:

/s/ JB
INTERNATIONAL B MANAGEMENT COMPANY LTD.
AMERICAN INVESTMENTS LIMITED
(SIGNED BY IBMC, DIRECTOR)
/s/ Joseph Bronner
/s/ Jonathan Kahan
/s/ Alexandria Kelly
/s/ Miriam Winder Kelly
/s/ Harold Jacob for MIDI
/s/ Ira Greenstein
/s/ Stephen Zuller
/s/ Paul Packer Globis Capital Partners
/s/ Paul Packer
/s/ Paul Packer Globis Overseas Fund
/s/ David Kreinberg